FIRST AMENDMENT TO
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Amendment") is entered into as of this ____ day of August, 2004 by and among Keystone Consolidated Industries, Inc., a Delaware corporation (the "Company"), FV Steel and Wire Company, a Wisconsin corporation ("FV Steel"), Sherman Wire Company (f/k/a DeSoto, Inc.), a Delaware corporation ("Sherman Wire"), Sherman Wire of Caldwell, Inc., a Nevada corporation ("Caldwell"), J.L. Prescott Company, a New Jersey corporation ("Prescott"), DeSoto Environmental Management, Inc., a Delaware corporation ("DeSoto"; the Company, FV Steel, Sherman Wire, Caldwell, Prescott and DeSoto are, collectively, the "Borrowers" and each, individually, a "Borrower"), the Lenders (as such term is defined below) party hereto, and EWP Financial LLC, a Delaware limited liability company ("EWP Financial"), in its capacity as agent for the Lenders (the "Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as such term is defined below).

                                    RECITALS

     WHEREAS, on February 26, 2004, the Borrowers filed voluntary petitions for relief under the Bankruptcy Code with the Bankruptcy Court;

     WHEREAS, on February 27, 2004, the Borrowers entered into that certain Debtor-In-Possession Credit Agreement among the Borrowers, entities party thereto from time to time as lenders (the "Lenders"), and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders agreed to make funds available to the Borrowers from time to time in accordance with the terms and conditions set forth therein;

     WHEREAS, the Borrowers wish to amend the terms of the Credit Agreement; and

     WHEREAS, the Agent and the Lenders are willing to amend the Credit Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.        AMENDMENTS.

     1.1 The definition of "Expiration Date" in Article I of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "Expiration Date" means (a) the earliest of (i) December 31, 2004; (ii) the Plan Effective Date; (iii) the dismissal of the Case; (iv) closing of a Sale of EWP or (v) Lenders' election, in their sole discretion, to terminate the Commitments upon the occurrence and during the continuance of an Event of Default or (b) such later date as may be selected by all of the Lenders in their sole discretion and without further order of the Bankruptcy Court.

     1.2 Section 2.1(b)(iii), Section 6.2(b)(ii) and the definition of "Commitment Fee" in Article I of the Credit Agreement are hereby amended by deleting the words "the Sale of EWP" where such words appear therein and substituting therefor the words "a Sale of EWP."

     1.3 Section 3.6 of the Credit Agreement is hereby amended by (i) deleting the word "or" at the end of Section 3.6(q), (ii) deleting Section 3.6(r) in its entirety and (iii) inserting the following Sections 3.6(r) and 3.6(s):

     (r) there shall be a Material Adverse Change (for purposes of this Section 3.6(r), "Material Adverse Change" shall mean any event, change or effect that individually or when taken together with all other events, changes or effects is materially adverse to the business, assets (including intangible assets), liabilities, financial condition, or results of operations of the Borrowers and EWP taken as a whole, excluding any such event, change or effect resulting solely from (A) changes or effects that generally affect the industry in which the Borrowers and EWP operate and not uniquely related to the Borrowers and EWP,
(B) changes in general economic regulatory or political conditions not uniquely related to any of the Borrowers and EWP (including terrorism or the escalation of any war whether declared or undeclared or other hostilities), or (C) changes arising out of, or attributable to, the announcement of the execution of this Amendment); provided, however, that nothing in this Section 3.6(r) shall limit the right of any party in interest in the Case to object to the characterization of any event, change or effect as a Material Adverse Change; provided, further, that the Agent and the Lenders acknowledge and agree that (x) the Bankruptcy Court shall have exclusive jurisdiction to resolve any such objection, and (y) during the pendency of any such objection (or an appeal of an adjudication thereof), the Agent and the Lenders may not exercise any right or remedy available to them as a result of the Material Adverse Change characterization to which such objection has been made until such objection (or the applicable appeal of the adjudication thereof) is resolved by final order; provided that nothing in this clause (y) of Section 3.6(r) shall affect or limit any exercise of the rights and remedies of the Agent and the Lenders upon the occurrence of any Event of Default other than the Material Adverse Change characterization to which objection has been made; or

     (s) any of the following events shall not have occurred by the number of days after the Closing Date specified opposite such event:

        ------------------------------------------------------- -----------------------------------------------------
                Number of Days after the Closing Date                                  Event
        ------------------------------------------------------- -----------------------------------------------------
                               18 days                          Entry of a Permanent Financing Order satisfactory
                                                                to the Lenders in their sole discretion
        ------------------------------------------------------- -----------------------------------------------------
                               15 days                          Entry of a Labor Costs Order
        ------------------------------------------------------- -----------------------------------------------------

     1.4 Section 6.1(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     (i) Intentionally omitted.

     SECTION 2 CONDITIONS PRECEDENT.

     This Amendment shall become effective and any Event of Default arising under Section 6.1(i) of the Credit Agreement (prior to the amendment thereof) shall be deemed to be cured on the date on which all of the following conditions have been satisfied:

          a. Counterparts of this Amendment shall have been duly executed by each Borrower, the Lender and the Agent and delivered to the Agent;

          b. An order shall have been entered by the Bankruptcy Court which approves the terms and provisions of this Amendment and authorizes the Borrowers to enter into this Amendment, which order shall (i) be in full force and effect, (ii) be in form and substance satisfactory to the Agent and (iii) not have been amended, modified, stayed, vacated, reversed or rescinded in any respect; and

          c. Agent shall have received acknowledgements and/or amending documentation satisfactory to the Agent and the Lenders in their sole discretion from each of the Borrowers and from Congress Financial Corporation (Central) ("Congress"), confirming that EWP Financial shall have no obligation to fund the additional Participation of $3,000,000 pursuant to Section 4.1(ii) of the Participation Agreement dated February 27, 2004 between EWP Financial and Congress.

          SECTION 3. REPRESENTATIONS AND WARRANTIES.

     Each Borrower hereby represents and warrants to the Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment:

     3.1 Subject to approval by the Bankruptcy Court, this Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding agreements of such Borrower, enforceable against such Borrower in accordance with their respective terms.

     3.2 All representations and warranties set forth in the Credit Agreement shall be true and correct as of the date of delivery of this Amendment, and upon the effectiveness of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

     3.3 No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

     SECTION 4 MISCELLANEOUS.

     4.1 This Amendment may be executed in one or more counterparts and when signed by all of the parties to this Amendment shall constitute a single binding agreement, subject to approval by the Bankruptcy Court. Delivery of a counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     4.2 Except as expressly provided in this Amendment, the terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects.

     4.3 Any term, covenant, agreement or condition of this Amendment may be amended only by a written amendment executed by the parties hereto.

     4.4 On or after the effective date hereof, each reference in the Credit Agreement to this "Agreement", "hereof" or words of like import and all references in any agreements to the Credit Agreement shall, unless the context otherwise requires, be deemed to refer to the Credit Agreement as amended hereby.

     4.5 The Borrowers agree to pay the Agent and the Lenders for all of their costs, fees and expenses (including reasonable fees and expenses of legal counsel) incurred in the preparation, documentation and negotiation of this Amendment.

     4.6 This Amendment shall be binding upon the Borrowers, the Lenders, and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agent and the benefit of their respective successors and assigns. This Amendment and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     IN WITNESS WHEREOF, this Amendment has been executed and delivered as the of the date first set forth above.

                   BORROWERS:

        KEYSTONE CONSOLIDATED INDUSTRIES, INC.


        By:
           -----------------------------------------------------------
        Name:  Bert E. Downing, Jr.
        Title:  VP-CFO, Corp. Controller and Treasurer

        FV STEEL AND WIRE COMPANY


        By:
           -----------------------------------------------------------
        Name:  Bert E. Downing, Jr.
        Title:  VP - Treasurer

        SHERMAN WIRE COMPANY


        By:
           -----------------------------------------------------------
        Name:  Bert E. Downing, Jr.
        Title:  VP-Treasurer, Controller and Assistant Secretary

        SHERMAN WIRE OF CALDWELL, INC.


        By:
           -----------------------------------------------------------
        Name:  Bert E. Downing, Jr.
        Title:  Corporate Controller

        J.L. PRESCOTT COMPANY


        By:
           -----------------------------------------------------------
        Name:  Bert E. Downing, Jr.
        Title:  VP-Treasurer





     [signature page to First Amendment to
     Debtor-In-Possession Credit
     Agreement] DESOTO
     ENFIRONMENTAL MANAGEMENT,
     INC.


         By:
            --------------------------------------------------
         Name:  Bert E. Downing, Jr.
         Title:  VP-Treasurer


         AGENT AND LENDERS:
         -----------------

         EWP FINANCIAL LLC, as Agent and as a Lender


         By:________________________________________
         Name:______________________________________
         Title:_______________________________________






















  [signature page to First Amendment to Debtor-In-Possession Credit Agreement]